DEAN HELLER
Secretary of State

206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708

Entity #
E0394862006-7
Document Number:
20060336080-18

Date Filed:
5/26/2006 2:51:59 PM
In the office of

Dean Heller
Secretary of State

Articles of Incorporation

(PURSUANT TO NRS 78)

Important. Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

1. **Name of Corporation:**	PLACETORENT.COM, INC.
2. **Resident Agent Name and Street Address:** (must be a Nevada address where process may be served)	KILLUCAN INTERNATIONAL, INC. Name 4830 IMPRESSARIO COURT — LAS VEGAS — NEVADA — 89149 Street Address — City — Zip Code PO BOX 379024 — LAS VEGAS — NEVADA — 89137 Optional Mailing Address — City — State — Zip Code
3. **Shares:** (number of shares corporation authorized to issue)	Number of shares with par value: 75,000,000 — Par value: $ .001 — Number of shares without par value:
4. **Names & Addresses, of Board of Directors/Trustees:** (attach additional page there is more than 3 directors/trustees)	1. MARIAN B. KANE Name 4830 IMPRESSARIO COURT — LAS VEGAS — NV — 89149 Street Address — City — State — Zip Code 2. Name Street Address — City — State — Zip Code 3. Name Street Address — City — State — Zip Code
5. **Purpose:** (optional-see instructions)	The purpose of this Corporation shall be: TO ENGAGE IN ANY LAWFUL ACTIVITY
6. **Names, Address and Signature of Incorporator.** (attach additional page there is more than 1 incorporator)	MARIAN B. KANE — Marian B. Kane Name — Signature PO BOX 379024 — LAS VEGAS — NV — 89137 Address — City — State — Zip Code
7. **Certificate of Acceptance of Appointment of Resident Agent:**	I hereby accept appointment as Resident Agent for the above named corporation. Marian B. Kane — MAY 26TH 2006 Authorized Signature of R. A. or On Behalf of R. A. Company — Date

This form must be accompanied by appropriate fees. See attached fee schedule.